UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2021 (August 24, 2021)
Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

4510 Cox Road,	Suite 201,
Richmond,	Virginia			23060
(Address of principal executive offices)				(Zip Code)
		(804)	822-3260
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	SYNL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. (b) Chief Financial Officer
On August 30, 2021, the Company announced the appointment of Aaron Tam, 52, as Chief Financial Officer of Synalloy Corporation (“Synalloy” or the “Company”). Mr. Tam succeeds Sally M. Cunningham (“Cunningham”) in such role.

Mr. Tam joins the Company from Northstar Aerospace, a leading independent manufacturer of components and assemblies to the global aerospace industry, where he served as Chief Financial Officer since 2013.

Mr. Tam will receive an annual base salary of $300,000. Starting with the year ending December 31, 2021, Mr. Tam will be eligible for a cash bonus of up to $150,000 and stock awards worth up to $150,000, both subject to the terms of the Company’s incentive and equity stock plans. Mr. Tam was also provided an inducement grant of 18,340 shares of the Company’s common stock, subject to one-half of the shares vesting on the third anniversary of his employment start date and the other one-half of the shares vesting when the 30-day volume weighted average price of the Company’s stock reaches or exceeds $17.00 per share.

Mr. Tam will be entitled to severance in the amount of six (6) months of his then base salary, which at the Company’s option, may be paid in the form of a lump-sum payment or salary continuation, in the event that either Chris Hutter or Ben Rosenzweig ceases being a member of the Company’s Board of Directors and Mr. Tam is terminated within one (1) year following such event. Mr. Tam’s receipt of severance is subject to his execution and non-revocation of Company’s form of waiver and release agreement.

The Company confirms that (1) there is no family relationship between Mr. Tam and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Tam and any other person pursuant to which he was elected to his position with the Company, and (3) there is no transaction between Mr. Tam and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A press release announcing Mr. Tam’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Tam succeeds Sally M. Cunningham, who was separated from her officer position with the Company, effective as of August 27, 2021. It is anticipated that Cunningham and the Company will enter into a customary separation agreement and general release (and provide certain severance benefits) consistent with Section 7 of her Employment Agreement with the Company, dated February 5, 2021.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Offer Letter between Synalloy Corporation and Aaron Tam, dated August 1, 2021
99.1	Press Release dated August 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /s/ Christopher G. Hutter
Christopher G. Hutter
Interim Chief Executive Officer

Dated: August 30, 2021